Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 2, 2020 relating to the financial statements of Spectrum Pharmaceuticals, Inc., and the effectiveness of Spectrum Pharmaceuticals, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Spectrum Pharmaceuticals, Inc. for the year ended December 31, 2019.

Costa Mesa, California
June 22, 2020